Exhibit 99.2

FOR IMMEDIATE RELEASE
Contacts:
Timothy A. Bonang, Vice President, Investor Relations
Elisabeth A. Heiss, Manager, Investor Relations
(617) 796-8245
www.fivestarseniorliving.com

Five Star Quality Care, Inc. Announces Expansion Plans

28 New Senior Living Communities (3,038 living units)

Newton, MA (May 12, 2011):  Five Star Quality Care, Inc. (NYSE: FVE) today announced expansion plans involving a total of 28 senior living communities with 3,038 living units as follows:

Five Star has entered binding agreements to acquire six senior living communities located in Indiana for approximately $123 million.  These high quality senior living communities contain a total of 738 separate living units:  191 independent living apartments; 525 assisted living suites; and 22 units which are specially designated for Alzheimer’s care.  The current occupancy at these communities is approximately 91% and all of the residents pay for services at these communities with private (i.e., not government funded Medicaid or Medicare) resources.  These six communities are in addition to 10 senior living communities (925 living units) currently operated by Five Star in Indiana, including the nationally recognized Meadowood Retirement Community located adjacent to Indiana University in Bloomington.

The purchase price for these six Indiana communities of approximately $123 million will be paid by Five Star’s assuming existing mortgage debt on certain communities totaling approximately $19.5 million, by a one year bridge loan commitment from Senior Housing Properties Trust (NYSE: SNH) for up to $80 million, and by Five Star’s using cash on hand or borrowings under its revolving credit facility.  The purchase of these six communities is expected to close starting in June 2011, subject to obtaining required regulatory approvals, lender consents for mortgage assumptions and satisfaction of other closing conditions.

Simultaneously with the announcement of the Indiana expansion, Five Star announced that it has agreed upon terms to assume operations at 20 senior living communities in the Southeast United States, where Five Star already has a significant market presence.   These 20 communities contain 2,111 living units, including 814 independent living apartments, 939 assisted living suites, 311 units specially designated for Alzheimer’s care and 47 skilled nursing beds (at two locations).  These communities are all high quality facilities where over 80% of the historical revenues have been paid by residents from their private resources.  The states in which these 20 communities are located and Five Star’s existing operations in those states are as follows:

Existing
State	Operations	Expansion	Total

Georgia	11 communities	2 communities	13 communities
	(675 living units)	(268 living units)	(943 living units)

Florida	8 communities	4 communities	12 communities
	(1,957 living units)	(473 living units)	(2,430 living units)

North Carolina	13 communities	7 communities	20 communities
	(1,172 living units)	(562 living units)	(1,734 living units)

South Carolina	18 communities	5 communities	23 communities
	(1,058 living units)	(524 living units)	(1,582 living units)

Virginia	10 communities	2 communities	12 communities
	(777 living units)	(284 living units)	(1,061 living units)

The 20 communities in the Southeast are being purchased by Senior Housing.  Five of these communities will be leased by Five Star for rents totaling $575,000 per month ($6.9 million per year), which rent may increase starting in 2013 based upon percentages of gross revenues at the communities.  The remaining 15 communities will be managed by Five Star for a taxable subsidiary of Senior Housing.  The management fee will be a percentage of gross revenues realized at these communities (estimated to be about $1.8 million to $2.0 million in fees to Five Star in the first year) plus a percentage of net cash flows from these facilities after paying operating costs and an agreed base return to Senior Housing.  The leased facilities will be added to certain combination leases currently existing between Five Star and Senior Housing.  The new management contract will be for a term of 20 years, and Five Star will have two consecutive renewal options of 15 years each.  Five Star will not be required to invest any working capital in connection with this management contract.

The Southeast area communities to be leased by Five Star are currently approximately 97% occupied.  The communities to be managed by Five Star are currently approximately 85% occupied.  Five Star expects to begin operating the 20 communities to be leased from, and managed for, Senior Housing as Senior Housing acquires these communities starting in June 2011; however, certain of these acquisitions are likely to be delayed and may not be completed until the third quarter of 2011 or thereafter because of required third party consents for debt assumptions or for other reasons.

Five Star also announced today that it has recently closed two smaller expansions:

•                  On May 1, 2011, Five Star purchased the Granite Gate senior living community in Prescott, AZ for $25.6 million.  This 116 unit high quality community is approximately 97% occupied and all of the residents pay for services with private resources.  The purchase price was paid by Five Star’s assuming a Fannie Mae mortgage for $18.7 million and using cash on hand for the balance.  This community includes approximately 7 acres of land for possible expansion.  Five Star currently operates five other senior living communities in Arizona with 1,042 living units.

•                  Also on May 1, 2011, Five Star began to lease Crimson Pointe, a 73 unit assisted living community in Rockford, IL.  This community was recently acquired by Senior Housing and Five Star’s lease requires rent of approximately $50,000/month ($600,000/year) plus percentage rent starting in 2013.  This community is approximately 86% occupied and all the residents of this community pay for services from private resources.  Five Star operates only one other community in Illinois with 112 living units.

Five Star was formerly a subsidiary of Senior Housing until it became a separate publicly owned company in 2001; Senior Housing is Five Star’s largest shareholder (approximately 9.0%); one of Five Star’s Managing Directors is also a Managing Trustee of Senior Housing; both Five Star and Senior Housing contract for certain management services from Reit Management & Research LLC, or RMR; and Five Star and Senior Housing have other relationships.  Because of these circumstances, the terms of the bridge loan for Five Star’s acquisition of the Indiana communities and of the leases and management agreements between Five Star and Senior Housing described above were approved by Independent

Directors of Five Star and Independent Trustees of Senior Housing who are not also Directors or Trustees of the other party and who were represented by separate counsel.

Five Star Quality Care, Inc. is a senior living and healthcare services company which owns, leases and manages senior living communities, including primarily private pay independent and assisted living communities located throughout the U.S.  Five Star also operates five institutional pharmacies and two rehabilitation hospitals.  Five Star is headquartered in Newton, Massachusetts.

WARNING REGARDING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE INCLUDES FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON FIVE STAR’S CURRENT BELIEFS AND EXPECTATIONS BUT THEY ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR FOR VARIOUS REASONS, SOME OF WHICH MAY BE BEYOND FIVE STAR’S CONTROL.  FOR EXAMPLE:

•                  THIS PRESS RELEASE STATES THAT FIVE STAR HAS SIGNIFICANT OPERATIONS WITHIN MOST OF THE STATES WHERE IT PLANS TO EXPAND.   AN IMPLICATION OF THESE STATEMENTS MAY BE THAT FIVE STAR WILL INCUR ONLY SLIGHT MARGINAL COSTS TO ASSUME THE NEW OPERATIONS AND THAT FIVE STAR WILL BE ABLE TO REALIZE PROFITS FROM ITS EXPANDED OPERATIONS.  THE EXPANSION OF FIVE STAR’S BUSINESS WILL INVOLVE THE RISKS THAT THE NEW OPERATIONS MAY NOT BE EFFICIENTLY INTEGRATED, THAT EMPLOYEES MAY LEAVE OR THAT OCCUPANCY MAY DECLINE CAUSING CASH FLOW AND EXPECTED PROFITS TO DECLINE.   ALSO, THE CURRENT OCCUPANCIES AT THE INDIANA COMMUNITIES, AT THE LEASED SOUTHEAST COMMUNITIES AND AT THE ARIZONA COMMUNITY WHOSE OPERATIONS FIVE STAR HAS ASSUMED OR WILL BE ASSUMING ARE CURRENTLY ABOVE INDUSTRY AVERAGES.  THERE IS NO GUARANTY THAT FIVE STAR WILL BE ABLE TO MAINTAIN THESE OCCUPANCIES.  IF THESE OCCUPANCIES DECLINE, THE CASH FLOWS FROM THESE OPERATIONS WILL

DECLINE AND FIVE STAR’S FUTURE OPERATIONS OF THESE COMMUNITIES MAY NOT BE PROFITABLE.

•                  THIS PRESS RELEASE STATES THAT FIVE STAR WILL FUND ITS ACQUISITION OF THE INDIANA COMMUNITIES, IN PART, WITH A ONE YEAR BRIDGE LOAN FROM SENIOR HOUSING FOR UP TO $80 MILLION.  THIS BRIDGE LOAN PROVIDES THAT IF IT IS NOT REPAID BEFORE ITS MATURITY, SENIOR HOUSING MAY SATISFY THE LOAN BY ACQUIRING CERTAIN OF THE COMMUNITIES WHICH SECURE REPAYMENT AND LEASING THEM TO FIVE STAR.  FIVE STAR EXPECTS TO REPAY THIS LOAN BEFORE ITS MATURITY; HOWEVER, FIVE STAR’S ABILITY TO DO SO WILL BE LARGELY DEPENDENT UPON MARKET CONDITIONS WHICH ARE BEYOND FIVE STAR’S CONTROL.  ACCORDINGLY, FIVE STAR CAN PROVIDE NO ASSURANCE THAT IT WILL BE ABLE TO REFINANCE THIS BRIDGE LOAN OR REGARDING THE TERMS OF ANY SUCH REFINANCING.

•                  THIS PRESS RELEASE STATES THAT FIVE STAR EXPECTS TO COMPLETE ITS ACQUISITION OF THE SIX INDIANA COMMUNITIES STARTING IN JUNE 2011 AND THAT FIVE STAR WILL BEGIN TO LEASE AND MANAGE THE 20 SOUTHEAST COMMUNITIES STARTING IN JUNE 2011.  THESE CLOSINGS ARE SUBJECT TO FIVE STAR’S OBTAINING REGULATORY APPROVALS, CERTAIN LENDER CONSENTS AND SATISFACTION OF OTHER CONDITIONS.  FIVE STAR CURRENTLY EXPECTS THAT ALL OF THE REQUIRED APPROVALS AND CONSENTS WILL BE OBTAINED AND OTHER CONDITIONS SATISFIED, BUT SUCH APPROVALS AND CONSENTS ARE NOT ASSURED AND FIVE STAR CANNOT CONTROL THE TIMING OF REGULATORY APPROVALS, LENDER CONSENTS OR SATISFACTION OF OTHER CONDITIONS.  ACCORDINGLY, IT IS POSSIBLE THAT FIVE STAR’S BEGINNING TO OPERATE SOME OR ALL OF THESE COMMUNITIES MAY BE DELAYED OR MAY NOT OCCUR.

•                  THIS PRESS RELEASE STATES THAT THE BRIDGE LOAN, THE LEASES AND THE MANAGEMENT CONTRACT TERMS BETWEEN FIVE STAR AND SENIOR HOUSING WERE APPROVED BY INDEPENDENT DIRECTORS OF FIVE STAR

AND INDEPENDENT TRUSTEES OF SENIOR HOUSING WHO ARE NOT ALSO DIRECTORS OR TRUSTEES OF THE OTHER PARTY. THE IMPLICATION OF THIS STATEMENT MAY BE THAT THESE TERMS ARE ARMS LENGTH AND FAIR.  HOWEVER, BECAUSE OF THE MULTIPLE RELATIONSHIPS BETWEEN FIVE STAR AND SENIOR HOUSING, THESE TERMS MAY BE EXPOSED TO CLAIMS THAT THEY ARE SOMEHOW UNFAIR, AND DEFENDING SUCH CLAIMS CAN BE EXPENSIVE AND DISTRACTING TO MANAGEMENT.  FOR A MORE DETAILED DESCRIPTION OF THE RELATIONSHIPS AMONG FIVE STAR, SENIOR HOUSING, RMR AND THEIR AFFILIATES, PLEASE SEE FIVE STAR’S ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 2010, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, ON FORM 10-K, ESPECIALLY THE SECTIONS TITLED “RISK FACTORS” AND “MANAGEMENT DISCUSSION AND ANALYSIS — RELATED PERSONS TRANSACTIONS” AND THE FIVE STAR DEFINITIVE PROXY FOR FIVE STAR’S 2011 ANNUAL MEETING OF SHAREHOLDERS FILED WITH THE SEC ON FEBRUARY 23, 2011, ESPECIALLY THE SECTION TITLED “RELATED PERSONS TRANSACTIONS AND COMPANY REVIEW OF SUCH TRANSACTIONS”.  COPIES OF FIVE STAR’S S.E.C. FILINGS ARE AVAILABLE AT THE SEC WEBSITE:  WWW.SEC.GOV.

THE INFORMATION CONTAINED IN FIVE STAR’S OTHER FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING UNDER “RISK FACTORS” IN PERIODIC REPORTS, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN OR IMPLED BY THE FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON OUR FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, FIVE STAR DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

(end)